Exhibit (a)(1)(C)
NOTICE OF GUARANTEED DELIVERY
OF SURRENDER OF
MANDALAY RESORT GROUP
FLOATING RATE CONVERTIBLE SENIOR DEBENTURES DUE 2033
(CUSIP Numbers: 562567AJ6 and 562567AK3)
Pursuant to the Offer to Purchase
Dated May 16, 2005
        This offer will expire at 5:00 p.m., New York City time, on June 15, 2005 (the “Purchase Date”). Registered holders of Securities must surrender their Securities for purchase on or prior to 5:00 p.m., New York City time, on June 15, 2005 in order to receive the Purchase Price. Securities surrendered for purchase may be withdrawn at anytime prior to 5:00 p.m., New York City time, on June 15, 2005.
      This Notice of Guaranteed Delivery should be delivered to the Paying Agent:
The Bank of New York
Corporate Trust Operations
Reorganization Unit
101 Barclay Street, 7 East
New York, New York 10286
Attention: Carolle Montreuil
Tel: (212) 815-5920
Fax: (212) 298-1915
      Delivery of this Notice of Guaranteed Delivery to an address, or transmission via facsimile, other than as set forth above will not constitute a valid delivery.
      This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box in the Letter of Transmittal.
      All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Offer to Purchase, dated May 16, 2005, and the accompanying Letter of Transmittal, of Mandalay Resort Group (the “Company”), relating to the purchase by the Company, at the option of the holder thereof, of the Company’s Floating Rate Convertible Senior Debentures due 2033 (the “Securities”) for $1,000 per $1,000 principal amount, plus accrued and unpaid interest thereon to, but not including, June 15, 2005, if any (the “Purchase Price”), subject to the terms and conditions of the Indenture and the Offer.
      As set forth in the Offer to Purchase, this Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used by a holder of the Securities if the holder elects to have the Company purchase such Securities and (1) certificates representing such Securities are not immediately available, (2) time will not permit your Letter of Transmittal, certificates representing such Securities and all other required documents to reach the Paying Agent prior to 5:00 p.m., New York City time, on June 15, 2005, or (3) the procedures for delivery by book-entry transfer (including delivery of an agent’s message) cannot be completed prior to 5:00 p.m., New York City time, on June 15, 2005.

Ladies and Gentlemen:
      By execution hereof, the undersigned acknowledges receipt of the Offer to Purchase. Subject to the terms and conditions of the Offer to Purchase, the undersigned hereby represents that he or she is the holder of the Securities being surrendered (or caused to be surrendered) for purchase hereby and is entitled to surrender (or cause to surrender) for purchase such Securities as contemplated by the Offer to Purchase and, pursuant to the guaranteed delivery procedures described under the caption “Notice of Guaranteed Delivery — Procedures to be Followed by Holders Electing to Surrender Securities for Purchase — Important Information Concerning the Offer” in the Offer to Purchase, hereby surrenders (or causes to surrender) for purchase by the Company the aggregate principal amount of Securities indicated below.
      The undersigned understands that Securities surrendered for purchase may be withdrawn by written notice of withdrawal received by the Paying Agent at any time prior to 5:00 p.m., New York City time, on June 15, 2005.
      The undersigned understands that payment for the Securities purchased will be made only after valid receipt by the Paying Agent of (1) such Securities (or a book-entry confirmation of the surrender of such Securities into the Paying Agent’s account at DTC) and (2) a Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with any signature guarantees and any other documents required by the Letter of Transmittal or a properly transmitted agent’s message within three business days after the date of execution of this Notice of Guaranteed Delivery. The term “agent’s message” means a message, transmitted to the DTC and received by the Paying Agent and forming a part of a book-entry transfer, that states that the DTC has received an express acknowledgement that the undersigned agrees to be bound by the Letter of Transmittal and that the Company may enforce the Letter of Transmittal against the undersigned. The undersigned agrees that Securities surrendered for purchase will be accepted only in principal amounts equal to $1,000 or integral multiples thereof.
      All authority conferred or agreed to be conferred in this Notice of Guaranteed Delivery shall not be affected by and shall survive the death or incapacity of the undersigned, and any obligations of the undersigned hereunder shall be binding upon the heirs, executors, administrators, personal and legal representatives, trustees in bankruptcy, successors and assigns of the undersigned.
      This Notice of Guaranteed Delivery must be signed by the holder(s) of the Securities exactly as their name(s) appear(s) on certificate(s) representing such Securities. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, agent or other person acting in a fiduciary or representative capacity, that person must set forth his or her name, address and capacity as indicated below and submit evidence to the Company of such person’s authority to so act.
*     *     *

PLEASE COMPLETE AND SIGN

DESCRIPTION OF SECURITIES BEING SURRENDERED FOR PURCHASE

Name(s) and Address(es) of Registered Holder(s)
(Please fill in Exactly as	Securities Surrendered for Purchase
Name(s) Appear(s) on Securities)(1)	(Attach Additional Signed List, if Necessary)

	Share	Principle Amount	Principal Amount
	Certificate	Represented by	Surrendered for
	Number(s)(2)	Securities	Purchase(2)(3)

Total Amount Surrendered for Purchase

(1) Must correspond exactly to the name(s) that appear(s) on the certificate(s) for the Securities and the Paying Agent’s record of registered holders or, if surrendered by a DTC participant, exactly as such participant’s name(s) and address (es) appear(s) on the security position listing of DTC.
(2) Need not be completed if Securities are being surrendered for purchase by book-entry transfer.
(3) If you desire to surrender for purchase less than the entire principal amount evidenced by the Securities listed above, please indicate in this column the portion of the principal amount of such Securities in integral multiples of $1,000 principal amounts that you wish to surrender for purchase, otherwise, the entire principal amount evidenced by such Securities will be deemed to have been surrendered for purchase.

HOLDERS SIGN HERE
(To Be Completed by All Registered Holders of Securities Being Surrendered for Purchased)
      Must be signed by registered Holder(s) exactly as name(s) appear(s) on the Securities or on a security position listing or by person(s) authorized to become registered Holder(s) of the Securities by documents transmitted with this Notice of Guaranteed Delivery. If the signature is by an attorney-in-fact, executor, administrator, trustee, guardian, partner, officer of a corporation or another party acting in a fiduciary or representative capacity, please set forth the signer’s full title.
(Signature(s) of Holder(s) or Authorized Signatory)
Name of Registered Holder(s):
________________________________________________________________________________
Address(es):
________________________________________________________________________________
(Include Zip Code)
Area Code(s) and Telephone Number(s):

☐	Check this box if Securities will be delivered by book-entry transfer and provide the following information:
Transaction Code Number:
________________________________________________________________________________
Name of Surrendering Institution:
________________________________________________________________________________
DTC Account Number:
________________________________________________________________________________
Contact Person:
________________________________________________________________________________
Address:
________________________________________________________________________________
Telephone Number:                               Facsimile:

3

GUARANTEE
(Not to be used for signature guarantee)

The undersigned, a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States or another “Eligible Guarantor Institution” as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that, within three New York Stock Exchange trading days from the date of this Notice of Guaranteed Delivery, a properly completed and validly executed Letter of Transmittal (or a manually signed facsimile thereof), together with the Securities surrendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Securities into the Paying Agent’s account at the DTC, pursuant to the procedures for book-entry transfer set forth under the caption “Notice of Guaranteed Delivery — Procedures to be Followed by Holders Electing to Surrender Securities for Purchase — Important Information Concerning the Offer” in the Offer to Purchase and Letter of Transmittal), and all other required documents will be delivered by the undersigned to the Paying Agent.

The institution which completes this form must deliver to the Paying Agent this Notice of Guaranteed Delivery, the Letter of Transmittal (or a manually signed facsimile thereof) and certificates for Securities within the time periods specified herein. The undersigned acknowledges that failure to do so could result in financial loss to such institution.

Name of Firm:

Authorized Signature:

Name: (Please Print or Type)

Title:

Address:

Postal/ Zip Code:

Area Code and Telephone Number:

Dated: , 2005

NOTE:	DO NOT SEND CERTIFICATES FOR SECURITIES WITH THIS FORM — THEY SHOULD BE SENT WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.